EXHIBIT 99.1

PRESS RELEASE ISSUED APRIL 1, 2011

FOR IMMEDIATE RELEASE	FOR INFORMATION CONTACT
April 1, 2011	Rex McKinney 850-266-9121
Alexis Cain 205-949-3426

ServisFirst Bank Opens in Pensacola
Veteran Bankers Will Lead Region

Pensacola, FL – ServisFirst Bank today announced the opening of its new office in Pensacola, Florida, its first location outside Alabama. ServisFirst Bank Pensacola will be led by Rex McKinney as President and CEO and a group of Pensacola’s most experienced bankers.

The leadership team includes some of the most knowledgeable and qualified bankers in the Pensacola region. President and CEO Rex McKinney announced that Thomas “Bo” Carter will serve as the Chairman of the Board for ServisFirst Bank Pensacola and Robert “Bobby” Fair will serve as Executive Vice President and Senior Lending Officer. Other leaders of the new office include Karen Wright as Senior Vice President-Commercial Banking, Cathy England as Vice President-Private Banking, Susi Franklin as Vice President-Banking Center Administrator, Rick Johnson as Vice President-Commercial Banking, and Portia Kozma as Vice President-Cash Management.

“We are excited about the opportunity to open ServisFirst Bank with an engaged and experienced team in a diversified business environment,” said Rex McKinney. “We will offer the Pensacola area a new and higher level of banking. This team is committed to offering exceptional service and responsiveness to match our name, ServisFirst Bank.”

Backed by the experience and success of ServisFirst Bank’s Alabama operations, this new office will serve Pensacola’s corporate and personal clients with significant lending capacity and state of the art technology.

ServisFirst Bank Pensacola’s office is located at 316 South Baylen Street, Suite 100, Pensacola, Florida, and more information is available at www.servisfirstbank.com and 850-266-9100.

Thomas B. “Bo” Carter - Chairman of the Board
Bo Carter is a seasoned banker with 37 years of proven banking and community leadership. He has held many community leadership roles and is a successful business development specialist with an ability to structure organizations to gain maximum production. Carter began his banking career with First National Bank DeKalb County in 1973, where he served in numerous roles. In 1986, Carter was named President and CEO of First American Bank of Pensacola, N.A., where he served until 2001 before being named President of Bank of Pensacola/Coastal Bank & Trust. Carter retired from Bank of Pensacola/Coastal Bank & Trust in February 2010.

Outside of his banking career, Carter is a current member and past President and Director of the Pensacola Downtown Rotary, current member of the Pensacola Mayor Transition Team 2010, past appointee of the Escambia County Investment Advisory Board and member of the Naval Aviation Foundation Finance Committee.

Rex D. McKinney - President and CEO
Rex McKinney began his banking career in 1984 with First Navy Bank in Pensacola. He enjoyed a 12-year career with Barnett Bank of West Florida in numerous leadership, credit and branch management positions. In 1997, he joined First American Bank/Coastal Bank and Trust (Synovus), where he held several leadership positions including Executive Vice President and Senior Commercial Lender, before joining ServisFirst.

In the community, McKinney currently serves as a board member and Finance Committee member for the United Way of Escambia County, Finance Committee member for Christ Episcopal Church, Finance Committee member for the Pensacola Country Club, board member of the Pensacola Sports Association Foundation, and member of the Irish Politicians.  McKinney serves on the Membership Committee and is a past board member of the Rotary Club of Pensacola. He is also past President of the Pensacola Sports Association.

Robert L. "Bobby" Fair -  Executive Vice President and Senior Lending Officer
Bobby Fair comes to ServisFirst Bank with a wealth of banking knowledge, working in the industry for more than 40 years. Fair previously served as Assistant Regional Credit Officer for Synovus Financial Corporation since 2009, where he was responsible for the implementation of credit strategy, policies and procedures to ensure soundness, diversification, liquidity and maximum earnings for the region. Prior to Synovus, Fair was the Executive Vice President and Senior Loan Officer for Coastal Bank and Trust of Florida, where he was responsible for a $1.6 billion loan portfolio in Northwest Florida, among other numerous responsibilities. In addition, Fair was Vice President at Sunbank West Florida and First American Bank and was Assistant Cashier at Citizens and Peoples National Bank, where he began his banking career in 1969.

Fair is active in the Pensacola community serving on local boards and volunteering with various organizations. He is a member of the Five Flags Rotary and Leadership Pensacola, a past board member for the Pensacola Country Club, a past board member for Coastal Bank & Trust, and past President and current member of the Pensacola Sports Association Foundation. He has also served as Chairman of several organizations including United Cerebral Palsy of Northwest Florida, the Zoning Board of Adjustments for Escambia County, the Investment Advisory Council of Escambia County, the Creative Learning Academy and the Florida Bankers Association.

Karen Wright – Senior Vice President, Commercial Banking Officer
Karen Wright began her career in banking when she joined Regions Bank as an Administrative Assistant for the Commercial Lending/Consumer Lending area.  Karen continued her career in banking with SouthTrust Bank as Assistant Vice President, Commercial Lending where she served until 2000.  In May 2000, Karen joined Coastal Bank and Trust of Florida (Synovus) where she served as Senior Vice President, Commercial Banking until recently joining ServisFirst Bank.  Karen currently serves as a board member for Community Drug and Alcohol Council.  Karen has also served as the RSVP Advisory Board Member for Council on Aging and Past Friends of Scouting Committee for the Boy Scouts of America.

Cathy England – Vice President, Private Banking Officer
Cathy began her banking career in 1973 with Bank of West Florida in Pensacola.  While with the bank, Cathy held positions in Loan Operations, Accounting, Deposit Operations and Branch Administration.  In 1996, she joined SouthTrust Bank as a Branch Manager working with Small Business Lending.  In 1999, Cathy joined SunTrust Bank in Branch Management and Private Client Services where she served until joining Coastal Bank and Trust (Synovus) as Vice President, Commercial Lending/Private Client Services. Cathy is currently a member of the Cantonment Rotary Club and serves as the Finance Chair for Allen Memorial United Methodist Church. She is also a volunteer with the United Way and is a past Board Member for the Ronald McDonald House.

Susi Franklin – Vice President, Banking Center Administrator
Susi brings with her more than 25 years of banking experience to ServisFirst Bank. Susi began her banking career at First Mutual/AmSouth Bank as a teller in 1984 and then was quickly promoted to other positions including Customer Service Representative, Assistant Branch Manager, Branch Manager, Assistant Vice President and Vice President. In 2002, Susi joined First Gulf Bank, where she served as Vice President/Market Manager until 2007. While at First Gulf Bank, Susi managed the Downtown and Cantonment branches for five years, among numerous other responsibilities. Prior to ServisFirst, Susi was the Vice President/Branch Manager III for Coastal Bank in Pensacola. Susi is a volunteer with the United Way and March of Dimes.  She also is an alumni of Leadership Santa Rosa and past board member for both Volunteer Pensacola and National Make-A-Wish Foundation.

Rick Johnson – Vice President, Commercial Banking Officer
Rick was born and raised in Pensacola, Florida.  Rick joined Bank of Pensacola (now known as Coastal Bank and Trust) in February 1999 as a teller and also served as Personal Banker and Management Associate.  In October 2002, Rick was promoted to Commercial Banker.  Before joining ServisFirst Bank, Rick was a Vice President with Coastal Bank and Trust of Florida. Rick currently is a board member for the Pensacola Sports Association, Fiesta of Five Flags, and Friends of St. John’s Historic Cemetery.

Portia Kozma – Vice President, Cash Management Officer
Portia began her banking career with Citizens & Peoples National Bank in Pensacola in 1990.  She began as a teller and was quickly promoted to Lead Teller and then Assistant Manager.  Portia then joined Barnett Bank in 1993 as Sales & Service Manager.  Portia also worked for First American Bank of Pensacola and Bank of Pensacola and held such positions as Branch Manager, Assistant Vice President, Operations Officer, and Regional Manager/Branch Manager, Assistant Vice President.  Portia spent the last six years with Coastal Bank and Trust (Synovus) as Cash Management Officer, Vice President. Portia is a volunteer with the United Way and March of Dimes.

ABOUT SERVISFIRST BANK:
ServisFirst Bank is a full service bank focused on commercial banking, cash management, private banking and the professional consumer market, emphasizing competitive products, state of the art technology and a focus on quality service.  Recently the bank announced it had accumulated over $1.8 billion in assets with no brokered deposits. The bank offers sophisticated cash management products, Internet banking, home mortgage lending, remote deposit express service and highly competitive rates.

ServisFirst Bank was formed in Birmingham in May 2005, opened ServisFirst Bank Huntsville in August 2006, ServisFirst Bank Montgomery in June 2007 and ServisFirst Bank Dothan in September 2008.

ServisFirst Bancshares, Inc., the parent company of ServisFirst Bank, files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,”, “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base, possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectibility of loans and the value of collateral; the effect of natural disasters, such as hurricanes, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.